Exhibit 10.2

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of this 25th day of July, 2024, between TRxADE HEALTH, INC., a Delaware corporation (as the name may be changed in accordance with the provisions of the DGCL, the “Company”) and Surendra K. Ajjarapu (“Consultant”). The Company and Consultant are referred to herein individually as a “Party,” or collectively as the “Parties.” The Executive Employment Agreement, dated April 14, 2020, as amended on May 5, 2020, August 29, 2022 and January 17, 2023, shall be terminated immediately upon the Service Start Date (as defined below) of this Agreement (the “Executive Employment Agreement”).

The Parties agree as follows:

1. SERVICES. Beginning on the Service Start Date (as defined below) and continuing until the termination of this Agreement pursuant to Section 3, the Consultant will provide the Company with regular and customary general business and financial consulting advice as the Company reasonably requests. In performing these duties, the Consultant shall take into account public market considerations and provide the Company with the benefits of his best judgment and efforts. Consultant shall perform the Services in a timely and workmanlike manner, in accordance with the highest applicable professional standards and practices and all applicable law. The Consultant’s duties may include, but not necessarily be limited to:

(a) Assisting with the development of the Company’s corporate strategies, organizational design, research and development, product commercialization, and such matters otherwise requested by Company officers;

(b) Assisting with the ideation and analysis of financial structuring and accounting approaches and alternatives the Company should consider and can implement in the course of raising money, financing and funding its operations and initiatives, and optimizing its cost efficiencies and effectiveness; and,

(c) Assisting with the creation and dissemination of corporate and financial information regarding the Company to the investment and financial community and public at large as requested by the Company through its authorized personnel, pursuant to applicable company policies; and,

(d) Other such consultation the Company’s officers deem useful to the Company’s management and within the scope of Consultant’s expertise.

2. COMPENSATION AND EXPENSE PAYMENTS.

(a) Stock Compensation. As consideration for the services provided herein, beginning on the first calendar quarter following the Service Start Date, and on each of the following seven (7) calendar quarters thereafter (for a total of eight (8) times), the Company shall issue Consultant from a Company executive equity plan 702,086 shares (subject to equitable adjustment as a result of stock splits, reverse stock splits or other adjustments to capitalization occurring after the date hereof) of Company common stock (the “Stock Compensation”). However, in no event shall issuance of Stock Compensation in any given calendar year be greater than the amount of Company common stock available to be issued under the Company’s executive equity plans. Any issuance of Stock Compensation unable to be issued due to a lack of available shares of Company common stock in the Company’s executive equity plans shall roll over quarter-to-quarter until the Stock Compensation has been issued in full. The common stock issued to the Consultant as Stock Compensation will be unregistered stock, but shall be subject to registration on the Company’s first S-1 filing immediately following the issuance.

(b) Expenses. Company shall reimburse Consultant for reasonable and necessary costs and expenses associated with the Consultant’s Services, including travel costs, research expenses, copy and production charges, and courier fees, in each case only when substantiated statements have been submitted to and approved by Company.

3. SERVICE START DATE, TERM AND TERMINATION.

(a) Service Start Date. Consultant shall begin providing services pursuant to this Agreement upon Consultant’s termination of employment (for any reason) with the Company (the “Service Start Date”).

(b) Term. Unless otherwise terminated pursuant to Sections 3(c), 3(d) or 3(e) of this Agreement, this Agreement terminates on the second anniversary of the Service Start Date.

(c) Termination by Consultant. Consultant may terminate this Agreement sixty (60) days after written notice from Consultant to the Company. Upon a termination by Consultant, the Company will owe no further Stock Compensation to Consultant.

(d) Termination by the Company without Cause. The Company may terminate this Agreement without Cause (as defined below) upon sixty (60) days’ written notice to Consultant; however, the Company’s obligation to pay Consultant the Stock Compensation shall continue until paid in full.

(e) Termination by Company for Cause. Notwithstanding anything to the contrary in this Section 3, the Company may terminate this Agreement for Cause (as defined below) at any time and with immediate effect, without advance notice to Consultant or penalty to the Company. Upon a termination for Cause, the Company will owe no further Stock Compensation to Consultant. The occurrence of one of the following events shall constitute a termination for “Cause”:

(i) The Consultant engages in fraud, embezzlement or misappropriation of funds or property or commits or engages in a felony, breach of trust in connection with Consultant’s Services, sexual or other unlawful harassment or abuse, discrimination or retaliation, illegal drug usage, misrepresentation, dishonesty, disloyalty or any act involving moral turpitude, or other similar cause;

(ii) Any material breach by the Consultant of Consultant’s obligations under this Agreement and such breach is not cured within thirty (30) days following written notice to the Consultant describing the breach. For the avoidance of doubt, this right to cure such breach under this Section 3(e)(ii) does not apply to Section 3(e)(i).

(f) Effect of Termination. The Consultant’s and Company’s rights and obligations under Sections 3, 5, 6, 7, 8, 9, 10 and 11 shall survive the Agreement’s termination, expiration, or cancellation.

(g) Return of Materials. Upon the Agreement’s termination, expiration, cancellation, or Company’s request, Consultant shall immediately deliver to Company all documents, records, or other materials relating to the Services performed and/or containing Confidential Information or Work Product, as those terms are defined as part of this Agreement. This includes optical, magnetic, or other electronic media, documentation or other materials, along with a written list of all uncompleted Services pertaining to this Agreement, specifically identifying the uncompleted Service’s status.

2

4. GENERAL RELEASE OF CLAIMS. In consideration for, among other terms, the Company’s execution of this Agreement and the benefits provided to Consultant pursuant to Section 2, on the Service Start Date Consultant shall execute and deliver to the Company the general release of claims attached as Exhibit B hereto.

5. INDEPENDENT CONTRACTOR. Consultant is an independent contractor and not an employee. Without limiting the generality of the foregoing, (i) neither the Company nor any of its affiliates are responsible to Consultant or any governmental body for any payroll-related taxes, excise taxes (including, without limitation under Section 280G or 4999 of the Code), any penalty taxes or any other taxes relating to Consultant’s services or the amounts provided hereunder and (ii) Consultant is solely responsible for all matters relating compliance with worker’s compensation, unemployment, disability insurance, social security withholding, and all other federal, state and local laws, rules and regulations. Consultant shall indemnify and hold Company harmless from any causes of action or claims arising from this Section 5. This Agreement is not a partnership or joint venture. Neither Party is liable for any obligations incurred by the other Party. If Company deems necessary or appropriate, Company may report Consultants income to the Internal Revenue Service on IRS Form 1099. Consultant shall comply promptly with Company’s reasonable requests for information the Internal Revenue Service or any other governmental agency requires.

6. WORK OWNERSHIP. All right, title, and interest in and to all materials, products, and work Consultant produces that is related in any way to the Services performed under this Agreement (the “Work Product”), including the rights to ideas or inventions and rights under patent, copyright, trademark, trade secret and other applicable laws, belong exclusively to Company and are works made for hire in the course of the Services performed under this Agreement. Consultant irrevocably assigns all right, title, and interest in the Work Product to Company without further consideration and free from any claim, lien, or right. Company has the right to obtain and to hold all copyright, patent, registration, or other protection for the Work Product as Company may require. Consultant agrees to execute any further documents or instruments Company deems necessary to perfect the Company’s rights set forth in this Section 6. Consultant grants to Company, or any person designated by Company, a limited power of attorney to execute the documents or instruments if Consultant is unable or unwilling to do so.

7. NO CONFLICT. Consultant represents and warrants that (i) Consultant’s execution and delivery of this Agreement and Consultant’s performance and obligations in this Agreement do not, and will not, violate any other contract, agreement, or arrangement, whether written or oral, that Consultant is a party or otherwise subject to; and (ii) there is no conflict of interest between this Agreement’s performance by Consultant and any performance of services by Consultant for any other party. In the event Consultant believes any conflict may arise during the Agreement’s term, Consultant shall immediately notify Company and Company may, at its sole and absolute discretion, terminate this Agreement.

8. CONFIDENTIALITY. Consultant will sign the Confidentiality and Non-Disclosure Agreement in Exhibit A at the same time as this Agreement and the Confidentiality and Non-Disclosure Agreement is incorporated into this Agreement by reference herein.

9. REASONABLENESS OF SCOPE; REMEDIES. Consultant acknowledges and agrees that Consultant’s services to Company are of a special character with unique value to Company and that the confidentiality and other covenants set forth in this Agreement are reasonably necessary to protect Company’s legitimate business interests and are valid in all respects. Consultant further acknowledges and agrees that a breach by Consultant of the Agreement’s provisions is likely to cause Company serious, immediate, and irreparable injury and damage that cannot be reasonably or adequately compensated by damages at law. Consultant therefore agrees that Company is entitled to immediate injunctive or other equitable relief (including temporary restraining orders or preliminary or permanent injunctions) to prevent a breach, continued breach, or anticipated breach of this Agreement, without the necessity of posting bond, in addition to all other remedies available to it. Consultant agrees to pay any and all reasonable costs and expenses, including attorneys’ fees and costs, Company incurs in enforcing any provision in the Agreement.

3

10. WAIVER OF SEVERANCE. As an inducement for the Company entering into this Agreement, in the event Consultant’s employment with the Company is terminated for any reason, Consultant hereby waives any right to any severance compensation owed to Consultant by the Company under any contractual obligation or otherwise. For the avoidance of doubt, with the exception of accrued but unpaid salary, in no event shall any amount be payable pursuant to the Executive Employment Agreement whether in connection with the execution of this Agreement or any subsequent termination of this Agreement.

11. INDEMNIFICATION.

(a) If Consultant is made a party to any Proceeding (as defined below) by a third party (excluding the Company and its Affiliates) in connection with Consultant’s Services hereunder, then the Company shall indemnify and hold Consultant harmless against any and all reasonable and documented costs, expenses, liabilities, and losses (including, without limitation, reasonable attorneys’ fees and charges) incurred or suffered by Consultant in connection therewith (“Losses”), except, in each case, to the extent such Losses arise out of or are related to Consultant’s fraud, bad faith, willful misconduct or gross negligence.

(b) For purposes of this Agreement, the following terms shall have the following meanings: “Affiliate” of a Person shall mean any Person that directly or indirectly controls, is controlled by, or is under common control with, such Person; “Person” shall mean any individual, corporation, partnership, limited liability company, joint venture, trust, estate, board, committee, agency, body, employee benefit plan, or other person or entity; and “Proceeding” shall mean any action, suit, or proceeding, whether civil, criminal, administrative, or appellate.

12. GENERAL PROVISIONS.

(a) Governing Law. The Agreement shall be construed, interpreted, and performed in accordance with the laws of the State of Delaware, without reference to any conflicts of law provisions.

(b) Assignment. Neither Party may assign this Agreement without the other Party’s prior written consent. Any assignment attempted or made by one Party without the other Party’s prior written consent is void and of no force or effect.

(c) Notice. Any notice required or desired to be given under this Agreement is deemed given if in writing and sent by certified mail to Company at the address in this Agreement.

(d) Headings, Gender, Interpretation. Headings or titles contained in this Agreement are used for convenience only and are not be used in the Agreement’s construction or in interpretating the Agreement. All pronouns used in this Agreement include masculine, feminine, and neuter forms. Any singular number includes the plural and any plural number includes the singular. Unless otherwise specified, references to Sections or Exhibits are to the Sections or Exhibits in this Agreement and all of the foregoing is incorporated in this Agreement by reference. The term “including” is not solely exclusive and shall mean “including, but not limited to.”

(e) No Party Considered Drafter. Despite the possibility that one Party may have prepared the Agreement’s initial draft or played a greater role in subsequent draft’s physical preparation, the Parties agree that neither of them are the Agreement’s drafter and that, in construing this Agreement in case of any claim that any provision hereof may be ambiguous, no such provision shall be construed in favor of one Party on the ground that another Party drafted the provision.

(f) Publicity. Consultant shall not use Company’s name in any news release, public announcement, advertisement, or other form of publicity without the Company’s prior written consent.

4

(g) Severability. All covenants and provisions contained herein are severable. In the event that any court of competent jurisdiction holds covenant or provision invalid, this Agreement shall be construed as if such invalid covenant or provision did not exist. In the event that any covenant or provision of this section is broader or of greater scope as to time, territory, products, services, or customers than any court of competent jurisdiction will enforce, the Parties hereto intend that the court may enforce the covenants and provisions to the greatest extent permitted by law and modify the covenants and provisions accordingly.

(h) No Waiver. The Company failure to exercise, and no delay to exercise, any right in the Agreement shall operate as a waiver of that right, nor shall any single or partial exercise of any right preclude further exercise of the same right or the exercise of any other right by Company.

(i) Opportunity to Review. Each party agrees that this is a legally binding agreement and acknowledges and agrees that it or he has had the opportunity, if desired, to consult with legal counsel of its or his own choice.

(j) Entire Agreement. This Agreement supersedes all previous agreements between the Parties and contains the entire agreement between them related to the Agreement’s subject matter provided herein (including the Executive Employment Agreement, but excluding any indemnification obligations the Company has to Consultant). No other representations, promises, conditions, warranties, or understandings, whether expressed or implied, are binding upon either Party, and no provision in this Agreement may be waived, altered, or amended except by a writing signed by Consultant and Company that specifically identifies the Section of this Agreement to be waived, altered or amended.

[Signature page follows.]

5

IN WITNESS WHEREOF, the Parties executed this Agreement on the day written below.

TRxADE HEALTH, INC.		SURENDRA K. AJJARAPU

By:	/s/ Prashant Patel	By:	/s/ Surendra K. Ajjarapu

Name:	Prashant Patel	Date:	July 25, 2024

Title:	Chief Financial Officer

Date:	July 25, 2024

6

EXHIBIT A

Confidentiality and Non-Disclosure Agreement (the “Agreement”)

In connection with your consulting services with TRxADE HEALTH, INC. (the “Company,” which term shall include the Company and its subsidiaries) you will have access to certain information regarding the Company which is non-public, confidential and/or proprietary in nature. In consideration of, and as a condition to, furnishing you with such information and any other information (whether communicated in writing or orally) delivered to you by the Company or its directors, officers, employees, advisors (including without limitation financial advisors, counsel and accountants), agents or controlling persons (such affiliates and other persons being herein referred to collectively as “Representatives”), including, but not limited to, trade secrets, technical data (e.g., computer software, drawings, processes, patents, procedures, inventions, designs, production methods, techniques, know-how), business and financial information, correspondence, written or oral representations, memoranda, reports, records, or other information, including any other information or notes you derived from any such information (such information being herein referred to as “Confidential Information”), the Company hereby requests your agreement as follows:

1. The Confidential Information will be used solely for purposes related to the Services detailed in the Consulting Agreement and not in a manner in any way detrimental to the Company, and you will, at all times including following the termination of the Services, keep the Confidential Information confidential. You agree to take all reasonable steps to ensure that the Confidential Information is kept confidential, including, but not limited to, properly and securely storing all written Confidential Information and the marking of all reports, summaries, records or other material relating thereto prepared by you as confidential. You shall not copy, abstract, reverse engineer or disclose any Confidential Information to any other person, firm, corporation, or other entity.

2. The term “Confidential Information” does not include any information which (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of its disclosure by you), (ii) was available to you on a non-confidential basis prior to disclosure by the Company or its Representatives, as evidenced by your written records, or (iii) becomes available to you on a non-confidential basis from a person who is not otherwise bound by a confidentiality agreement with the Company or its Representatives, or by any other obligation of secrecy, or is not otherwise prohibited from transmitting the information to you. As used in this Agreement, the term “person” shall be broadly interpreted to include, without limitation, any corporation, company, partnership and individual.

3. In the event that you receive a request to disclose all or any part of the information contained in the Confidential Information under the terms of a valid and effective subpoena or order issued by a court of competent jurisdiction, you agree to (i) immediately notify the Company of the existence, terms and circumstances surrounding such a request, (ii) consult with the Company on the advisability of taking legally available steps to resist or narrow such request, and (iii) if disclosure of such information is required, upon request by the Company, cooperate with the Company at the Company’s expense in obtaining an order or other reliable assurance that confidential treatment will be accorded to such portion of the information which the Company so designates.

4. You will return to the Company all copies of the Confidential Information in your possession and you will destroy all copies of any analyses, compilations, studies or other documents prepared by you or for your internal use which reflect the Confidential Information, promptly upon the Consulting Agreement’s termination or when the Company so requests such return and destruction of the Confidential Information. Notwithstanding the foregoing, the aforementioned date(s) and timing of requisite return and destruction may be extended if mutually agreed upon in a separate writing signed by both parties to this Agreement. You shall keep a record, in reasonable detail, of the Confidential Information provided to you, the location of such Confidential Information and all persons to whom you furnish any Confidential Information, and will make such record available to the Company promptly upon its request.

A-1

5. You hereby acknowledge that you have received a copy of the Company’s Insider Trading Compliance Policy (the “ITCP”) and that you are included within the ITCP’s scope of “Company Personnel” and are hereby being designated by the Company as an “Insider” under the ITCP during the course of this Agreement, and you are therefore subject to and agree to comply with the conditions and restrictions applicable to Company Personnel and Insiders outlined in the ITCP. Further, you acknowledge that you are aware, that the United States securities laws prohibit any person who has received from an issuer material, non-public information from purchasing or selling securities of such issuer (and options, warrants and rights relating thereto) or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. You hereby agree that you will not use or communicate any Confidential Information in violation of these laws.

7. No license or conveyance of any rights under any discoveries, inventions, patents, trade secrets, copyrights or other form of intellectual property is granted or implied by the provision of Confidential Information to you. Any and all documents containing Confidential Information produced or delivered to you shall remain the property of the Company. You understand and acknowledge that the Company and its Representatives make no representation or warranty, express or implied, as to the accuracy or completeness of the Confidential Information or freedom from defect of any kind, including freedom from any patent, copyright, or trademark infringement which may result from the use of such Confidential Information. Neither the Company, its affiliates or Representatives, nor any of their officers, directors, employees, agents or controlling persons (within the meaning of the Securities Exchange Act of 1934) shall have any liability to you or any other person resulting from your use of the Confidential Information. Any and all representations and warranties shall be made solely by the Company and shall be set forth in a signed agreement and then be subject to the provisions thereof.

8. You agree to reimburse, indemnify and hold harmless the Company and its Representatives from any damage, loss or expense incurred by them as a result of the use of the Confidential Information contrary to the terms of this Agreement. You understand that any breach of this Agreement may cause the Company and its Representatives to suffer irreparable harm for which monetary damages would not be sufficient. Without prejudice to the rights and remedies at law or in equity otherwise available to the Company and its Representatives, the Company shall be entitled to equitable relief by way of specific performance or injunction if you breach or threaten to breach any of the provisions of this Agreement. You also agree to waive the requirement for bond in conjunction with such remedy.

9. You understand and agree that no failure or delay by the Company or its Representatives in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

10. This Agreement is for the benefit of the Company and its Representatives, and shall be governed by the laws (excluding the conflicts of laws rules) of the State of Delaware and subject to the exclusive jurisdiction of the federal and state courts located in Delaware, and you agree not to commence any action, suit or proceeding relating to this Agreement except in such courts.

A-2

11. This Agreement represents the entire understanding and agreement of the parties hereto and may be modified or waived only by a separate writing executed by the Company and you expressly so modifying or waiving such Agreement. This Agreement is in addition to, and does not supersede or replace, any other obligations of confidentiality, assignment of inventions, or restrictive covenants between you and the Company or any Representative.

12. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

13. You hereby acknowledge that you are aware that the United States securities laws and other laws prohibit any person who has material, non-public information concerning an entity from purchasing or selling securities of that entity or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. the Company hereby advises you and you hereby acknowledge that Confidential Information may contain material non-public information relating to the Company and its affiliates, customers and vendors. Without limiting the foregoing, you hereby agree that you will only use the Confidential Information in accordance with all applicable laws.

[Signature page follows.]

A-3

TRxADE HEALTH, INC.	SURENDRA K. AJJARAPU

By:	By:

Name:	Date:

Title:

Date:

A-4

EXHIBIT B

General Release of Claims

This General Release of Claims (this “Release”) is entered into by and between Surendra K. Ajjarapu (the “Executive”) and Scienture Holdings, Inc. (the “Company”) in connection with that certain Consulting Agreement (the “Consulting Agreement”) between the Executive and the Company, to which this Release is attached. Capitalized terms that are not otherwise defined in this Release have the meanings set forth in the Employment Agreement.

1.	Tender of Release. This Release is automatically tendered to the Executive upon the Service Start Date, if the Consulting Agreement remains effective as of such date.

2.	General Release of Claims. In consideration for, among other terms, the Company’s execution of the Consulting Agreement and the benefits provided to the Executive thereunder, to which the Executive acknowledges the Executive would otherwise not be entitled, the Executive, on behalf of the Executive and the Executive’s heirs, administrators, representatives and executors, voluntarily releases and forever discharges the Company, its affiliated and related entities, their respective predecessors, successors and assigns, their respective employee benefit plans and fiduciaries of such plans, and the current and former officers, directors, shareholders, employees, attorneys, accountants and agents of each of the foregoing in their official and personal capacities (collectively referred to as the “Releasees”) generally from all claims, demands, debts, damages and liabilities of every name and nature, known or unknown (“Claims”) that, as of the Service Start Date, the Executive has, ever had, now claim to have or ever claimed to have had against any or all of the Releasees relating to the Executive’s employment by and termination of employment with the Company, including but not limited to (a) wrongful discharge or violation of public policy; (b) breach of contract; (c) defamation or other torts; (d) intentional or negligent infliction of emotional distress; of retaliation, harassment, or discrimination under federal, state or local law (including, without limitation, Claims of discrimination, harassment, or retaliation under Americans with Disabilities Act, and Title VII of the Civil Rights Act of 1964); (e) Claims under any other federal or state statute (including, without limitation, Claims under the Worker Adjustment and Retraining Notification Act (“WARN”), any state mini-WARN laws, and the Fair Labor Standards Act); (f) Claims under any federal, district, state or local statutes, including, without limitation, any and all claims under the Florida Civil Rights Act (FCRA), Florida Whistleblower Protection Act (FWA), Florida Workers’ Compensation Law Retaliation Act (FWCA), Florida Wage Discrimination Law, Florida Minimum Wage Act, Florida Equal Pay Law, Florida AIDS Act, Florida Discrimination on the Basis of Sickle Cell Trait Law, Florida OSHA, the Florida Constitution, the Florida Fair Housing Act (FHA), Miami-Dade County Code, Chapter 11A, Broward County Human Rights Act, and Palm Beach County Code, Article VI, all including any amendments and their respective implementing regulations; (g) Claims for wages, bonuses, incentive compensation, commissions, stock, stock options, vacation pay or any other compensation or benefits; and for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

Notwithstanding the foregoing, this release shall not (a) affect the Executive’s rights under this Release of the Consulting Agreement, (b) apply to rights or claims that cannot be waived as a matter of law, or (c) affect the Executive’s vested rights, if any, under the Company’s Section 401(k) plan.

This Release is intended to be effective as a general release of and bar to all Claims, including unknown Claims.

As a material inducement to the Company to enter into this Release, the Executive represents that the Executive has not assigned any Claim to any third party. The Executive acknowledges and agrees that the Executive is not entitled to any wages, salary, commissions, vacation, equity, bonuses, or any other compensation or benefits from the Company or any of its affiliates, except as is expressly set forth in the Consulting Agreement.

B-1

3.	Non-Disparagement. Subject to Section 6 of this Release, the Executive agrees not to make any disparaging, critical or detrimental statements (whether written, oral, through social or electronic media or otherwise) concerning the Company, the Releasees or any of its or their products or services provided or to be provided.

4.	Protected Disclosures and Other Protected Actions. Nothing contained in this Release, any other agreement with the Company, or any Company policy limits the Executive’s ability, with or without notice to the Company, to: (i) file a charge or complaint with any federal, state or local governmental agency or commission (a “Government Agency”), including without limitation, the Equal Employment Opportunity Commission, the National Labor Relations Board or the Securities and Exchange Commission (the “SEC”); (ii) communicate with any Government Agency or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including by providing non-privileged documents or information; (iii) discuss or disclose information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that the Executive has reason to believe is unlawful; or (v) testify truthfully in a legal proceeding. Any such communications and disclosures must not violate applicable law and the information disclosed must not have been obtained through a communication that was subject to the attorney-client privilege (unless disclosure of that information would otherwise be permitted consistent with such privilege or applicable law). If a Government Agency or any other third party pursues any Claim on the Executive’s behalf, the Executive waives any right to monetary or other individualized relief (either individually or as part of any collective or class action), but the Company will not limit any right the Executive may have to receive an award pursuant to the whistleblower provisions of any applicable law or regulation for providing information to the SEC or any other Government Agency.

5.	Defend Trade Secrets Act. Pursuant to the federal Defend Trade Secrets Act of 2016, you shall not be held criminally or civilly liable under any federal or state trade secret law or under this Release or any other agreement for the disclosure of a trade secret that (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.

6.	Other Provisions

(a) Absence of Reliance. In signing this Release, the Executive is not relying upon any promises or representations made by anyone at or on behalf of the Company.

(b) Non-Admission. The Executive understands that the Company is not admitting in any way that it violated any legal obligation that it owed to the Executive.

(c) Enforceability. If any portion or provision of this Release (including, without limitation, any portion or provision of any section of this Release) shall to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Release, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Release shall be valid and enforceable to the fullest extent permitted by law.

B-2

(d) Waiver. No waiver of any provision of this Release shall be effective unless made in writing and signed by the waiving party. The failure of a party to require the performance of any term or obligation of this Release, or the waiver by a party of any breach of this Release, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

(e) Governing Law; Interpretation. This Release shall be interpreted and enforced under the laws of the state of Florida, without regard to conflict of law principles. In the event of any dispute, this Release is intended by the parties to be construed as a whole, to be interpreted in accordance with its fair meaning, and not to be construed strictly for or against either the Executive or the Company or the “drafter” of all or any portion of this Release.

(f) Entire Agreement. This Release, together with the Consulting Agreement, constitutes the entire agreement between the Executive and the Company regarding the subject matter hereof (including the Executive Employment Agreement). This Release, together with the Consulting Agreement, supersedes any previous agreements or understandings between the Executive and the Company, except any other obligations specifically preserved in this Release or the Consulting Agreement.

(g) Time for Consideration; Effective Date. The Executive acknowledges that the Executive has been given the opportunity to consider this Release for five business days before signing it (the “Consideration Period”) and that the Executive has knowingly and voluntarily entered into this Release. To accept this Release, the Executive must return a signed copy of this Release so that it is received by the Company at or before the expiration of the Consideration Period. If the Executive signs this Release before the end of the Consideration Period, the Executive acknowledges by signing this Release that such decision was entirely voluntary and that the Executive had the opportunity to consider this Release for the entire Consideration Period. This Release shall become effective on the date it becomes fully executed (the “Effective Date”).

(h) Counterparts. This Release may be executed and delivered in separate counterparts, including by facsimile or other electronic means. When both counterparts are signed, they shall be treated together as one and the same document.

[Signature page follows]

B-3

SCIENTURE HOLDINGS, INC.	Surendra K. Ajjarapu

By:	By:

Name:	Date:

Title:

Date:

B-4